Calculation of Filing Fee Tables
S-8
Atrium Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Atrium Therapeutics, Inc. 2026 Employment Inducement Incentive Award Plan Common Stock, $0.001 par value per share	Other	310,000	$ 14.20	$ 4,402,000.00	0.0001381	$ 607.92
Total Offering Amounts:						$ 4,402,000.00		$ 607.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 607.92
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, $0.001 par value per share ("common stock"), of Atrium Therapeutics, Inc. (the "Registrant"), which become issuable under the Atrium Therapeutics, Inc. 2026 Employment Inducement Incentive Award Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. (2) Represents 310,000 shares of common stock reserved for issuance under the Inducement Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act, and based on $14.20, the average of the high and low sale prices per share of common stock as reported on the Nasdaq Global Select Market on April 16, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources